                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:
    [ ] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission Only
                                                          (as permitted by Rule 14a-6(e)(2))
    [X] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Section 240.14a-12

                             GREY GLOBAL GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                             GREY GLOBAL GROUP INC.
                                777 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 20, 2002

To the Stockholders of
  Grey Global Group Inc.

     The Annual Meeting of Stockholders of Grey Global Group Inc. ("Company") will be held at the Company's Atlanta, Georgia office, 1545 Peachtree Street, Atlanta, Georgia, on September 20, 2002 at 8:00 A.M., local time, for the following purposes:

     (1) To elect one director to hold office for a three-year term.

     (2) To consider and take action on a proposal to ratify the selection of Ernst & Young LLP as independent auditors for the Company for 2002.

     (3) To transact such other business as may properly come before the meeting.

     Holders of record of the Company's Common Stock and Limited Duration Class B Common Stock at the close of business on August 9, 2002, and holders of the Company's Preferred Stock, will be entitled to vote at the meeting.

                                          By Order of the Board of Directors

                                          Steven G. Felsher
                                          Secretary

New York, New York
August 29, 2002

PLEASE SPECIFY YOUR CHOICES, DATE AND SIGN THE ENCLOSED PROXIES AND MAIL THEM PROMPTLY IN THE ENCLOSED ENVELOPE.

                             GREY GLOBAL GROUP INC.
                                777 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 546-2000

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 20, 2002

     This Proxy Statement is being mailed to stockholders on or about August 29, 2002 in connection with the solicitation of proxies by the Board of Directors of Grey Global Group Inc. ("Company") for the Annual Meeting of Stockholders to be held at the Company's Atlanta, Georgia office, 1545 Peachtree Street, Atlanta, Georgia, on September 20, 2002 at 8:00 A.M., local time, and at any and all adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its exercise. A stockholder may effect revocation of a proxy by delivering written notice to the Secretary of the Company, by giving a later-dated proxy or by attending the meeting and voting in person. All properly executed, unrevoked proxies will be voted as specified. Unless contrary directions are given, proxies will be voted for the election of the nominee for director proposed by the Board of Directors and in favor of the proposals set forth in the notice. Shares represented by executed proxies received by the Company will be counted for a quorum regardless of how or whether such shares are voted on any particular matter. Where nominee stockholders of record do not vote on specific issues because they did not receive instructions, such "non-votes" will not be treated as votes cast or shares present for such issues. The affirmative vote of the holders of a plurality of the votes cast is required in the election of directors. The vote required to approve the other matters to be voted on at the meeting, as well as the effect of abstentions and broker non-votes, is set forth in the sections describing such matters.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 ("10-K"). STOCKHOLDERS DESIRING TO OBTAIN A COPY OF THE 10-K SHOULD ADDRESS WRITTEN REQUESTS TO MS. LINDA M. FOX, ASSISTANT SECRETARY, GREY GLOBAL GROUP INC., 777 THIRD AVENUE, NEW YORK, NEW YORK 10017.

VOTING SECURITIES

     Holders of record of the Company's Common Stock and Limited Duration Class B Common Stock ("Class B Stock") at the close of business on August 9, 2002, and holders of the Company's Preferred Stock, will be entitled to vote at the meeting. On August 9, 2002, the Company had outstanding 1,064,684 shares of Common Stock and 210,179 shares of Class B Stock. The Company also has outstanding and entitled to vote at the meeting 20,000 shares of its Series I Preferred Stock, and 5,000 shares each of its Series II Preferred Stock and Series III Preferred Stock. At the meeting, each share of Common Stock will be entitled to one vote; each share of Class B Stock will be entitled to ten votes; and each share of Preferred Stock will be entitled to eleven votes.

     To the knowledge of the Board of Directors, as of the record date, no stockholder owned of record or beneficially more than 5% of the Company's outstanding shares of Common Stock, Class B Stock or Preferred Stock except as indicated below.

                                                                              AMOUNT OF SHARES
                                                                               AND NATURE OF
                                           NAME AND ADDRESS OF RECORD          BENEFICIAL OR     PERCENTAGE
TITLE OF CLASS                                OR BENEFICIAL OWNER             RECORD OWNERSHIP    OF CLASS
--------------                             --------------------------         ----------------   ----------
Common Stock                        Edward H. Meyer, as Voting Trustee under      131,639(a)        12.4
                                    a Voting Trust Agreement, dated as of
                                    February 24, 1986, and as subsequently
                                    amended ("Voting Trust Agreement"),
                                    among the Voting Trustee, the Company
                                    and the Beneficiaries of the Voting
                                    Trust Agreement
                                    777 Third Avenue,
                                    New York, New York 10017

                                    Edward H. Meyer                               220,248(b)        18.7
                                    777 Third Avenue
                                    New York, New York 10017

                                    The committee administering the                15,790(c)         1.5
                                    Company's Employee Stock
                                    Ownership Plan
                                    777 Third Avenue
                                    New York, New York 10017

                                    Ariel Capital Management, Inc.                290,217(d)        27.3
                                    200 E. Randolph Drive
                                    Chicago, Illinois 60601

                                    Brookside Capital Partners Fund, L.P.          75,458(e)         7.1
                                    111 Huntington Avenue
                                    Boston, Massachusetts 02199

                                    Tweedy, Browne Company LLC                     62,916(f)         5.9
                                    350 Park Avenue
                                    New York, New York 10022

                                    All executive officers and directors as       281,958(h)        23.6
                                    a group

Class B Stock                       Edward H. Meyer                               128,766(a)        61.3
                                    Trustee under the Voting Trust Agreement
                                    777 Third Avenue
                                    New York, New York 10017

                                    Edward H. Meyer                               135,617(b)        57.5
                                    777 Third Avenue
                                    New York, New York 10017

                                                                              AMOUNT OF SHARES
                                                                               AND NATURE OF
                                           NAME AND ADDRESS OF RECORD          BENEFICIAL OR     PERCENTAGE
TITLE OF CLASS                                OR BENEFICIAL OWNER             RECORD OWNERSHIP    OF CLASS
--------------                             --------------------------         ----------------   ----------
                                    The committee administering the                56,944(c)        27.1
                                    Company's Employee Stock
                                    Ownership Plan
                                    777 Third Avenue
                                    New York, New York 10017

                                    Jerry Green                                    12,100(g)         5.8
                                    c/o Union Securities, Inc.
                                    Two Pershing Square 2300 Main Street
                                    Kansas City, MO 64108

                                    All executive officers and directors as       212,374(h)        90.1
                                    a group

Series I, Series II                 Edward H. Meyer                                30,000(i)       100.0
and Series III                      777 Third Avenue
Preferred Stock                     New York, New York 10017

---------------
(a) Represents voting power only. Does not include shares issuable upon exercise of options which are contractually bound to be deposited pursuant to the Voting Trust Agreement. In general, investment power over the shares deposited in the voting trust established pursuant to the Voting Trust Agreement is retained by the several beneficiaries of the Voting Trust Agreement. (See "Certain Relationships and Related Transactions" below.)

(b) Includes shares of Common Stock and of Class B Stock, as the case may be, issuable upon conversion of the Company's 8 1/2% Convertible Subordinated Debentures owned by Mr. Meyer, and shares of Common Stock issuable upon exercise of stock options which are currently exercisable (after giving effect to the assumed conversion and exercise thereof) and Mr. Meyer's beneficial interest in shares of Common Stock and Class B Stock deposited by him pursuant to the Voting Trust Agreement as to which he retains investment power. Does not include shares of Common Stock (1.5% of such class) and of Class B Stock (27.1%) held in the Company's Employee Stock Ownership Plan as to which Mr. Meyer exercises shared voting power by virtue of his membership on the committee charged with its administration. Does not include shares of Common Stock and Class B Stock held in trust for Mr. Meyer's children which have been deposited with the Voting Trust under the Voting Trust Agreement, or shares of Common Stock or of Class B Stock as to which Mr. Meyer exercises voting power by virtue of being the Voting Trustee under the Voting Trust Agreement (other than shares deposited in the Voting Trust by Mr. Meyer).

(c) The committee which administers the Company's Employee Stock Ownership Plan exercises voting power over shares held in such plan, and is comprised of Mr. Meyer and Steven G. Felsher.

(d) Information based on the Company's understanding of publicly filed material. Ariel Capital Management, Inc., a registered investment advisor, together with a related entity, on behalf of its clients, has sole dispositive and voting power with respect to the shares listed.

(e) Information based on the Company's understanding of publicly filed material. Brookside Capital Partners Fund, L.P., a registered investment advisor, together with related entities, on behalf of its clients, has sole or shared dispositive and voting power with respect to the shares listed.

(f) Information based on the Company's understanding of publicly filed material. Tweedy, Browne Company LLC, a registered investment advisor, on behalf of its clients, has been a long-term investor in the Company, has sole or shared dispositive and voting power with respect to the shares listed.

(g) Information based on the Company's understanding of publicly filed material. Jerry Green, an investor in the Company, has sole voting and dispositive power with respect to the shares listed.

(h) Includes shares of Common Stock (1.5% of such class) and of Class B Stock (27.1%), as the case may be, as to which certain executive officers exercise shared voting power by virtue of their membership on the committee administering the Company's Employee Stock Ownership Plan. Includes shares of Common Stock and Class B Stock as to which the Voting Trustee (Mr. Meyer) under the Voting Trust Agreement exercises voting power. Includes shares of Common Stock and of Class B Stock issuable upon conversion of the Company's 8 1/2% Convertible Subordinated Debentures owned by Mr. Meyer and shares of Common Stock issuable upon exercise of stock options which are exercisable by beneficiaries under the Voting Trust Agreement, who are obliged, under the terms of the Voting Trust Agreement, to deposit in the Voting Trust shares acquired subsequent to the execution of the Voting Trust Agreement, after giving effect to the assumed conversion and exercise thereof. Does not include shares of Common Stock issuable to beneficiaries under the Voting Trust Agreement upon exercise of stock options which are not presently exercisable.

(i) Represents 20,000 shares of Series I Preferred Stock, and 5,000 shares of each of the Company's Series II and Series III Preferred Stock, of which classes Mr. Meyer owns 100% of the outstanding shares.

                              ELECTION OF DIRECTOR

     The Board of Directors presently consists of four members, one of whom is elected by the holder of the Series I Preferred Stock, and three of whom, divided into three classes, are elected by the holders of the Common Stock, the Class B Stock and the Preferred Stock voting together. At each Annual Meeting of Stockholders, a director of one class is elected to serve for a three-year term or until the election of his successor.

     Daniel S. Shapiro has been nominated to be elected at the meeting to serve as a director until the Annual Meeting of Stockholders to be held in 2005. Mr. Shapiro is currently serving on the Board.

     The Company's Certificate of Incorporation provides for cumulative voting for elections of directors. Therefore, if more than one director is being elected at a meeting, each stockholder is entitled to cast as many votes as shall equal the number of votes represented by the shares owned by such stockholder multiplied by the number of directors to be elected and such stockholder may cast all of such votes for a single nominee for director, or may distribute them among the number of nominees, as the stockholder determines.

     Information relating to Mr. Shapiro and to the directors not standing for election who will continue in office following the meeting is set forth below. Each person listed below is currently a director of the Company.

                                                                                NO. OF SHARES OF   PERCENT OF
                                                                        TERM         VOTING        VOTES CAST
                                                                       OFFICE        STOCK             BY
                                                            DIRECTOR    WILL         OWNED           VOTING
  NAME(a)                AGE          OCCUPATION(b)          SINCE     EXPIRE   BENEFICIALLY(c)      SHARES
  -------                ---          -------------         --------   ------   ----------------   ----------
  Victor J. Barnett....  69    Former Chairman, Burberry      2001      2004            200(e)          --(f)
                               Ltd
  Mark N. Kaplan.......  72    Of counsel, Skadden, Arps,     1973        --(h)       2,200(e)          --(f)
                               Slate, Meagher & Flom,
                               LLP, law firm(d)
  Edward H. Meyer......  75    Chairman of the Board,         1961      2003        521,932(g)      70.41%
                               President and Chief
                               Executive Officer
  Daniel S. Shapiro....  63    Partner, Schulte Roth &        2002      2002(i)          --             --
                               Zabel, LLP, law firm

---------------
(a) There is no family relationship between any director and any other director or executive officer of the Company.

(b) The position of Mr. Meyer is with the Company, and he has served the Company for more than the past five years.
    Mr. Kaplan also serves on the boards of directors of American Biltrite, Inc., Autobytel, Inc., Congoleum, Inc., DRS Technologies, Inc., REFAC Technology Development Corporation and Volt Information Sciences, Inc.
    Mr. Meyer is also a director of Ethan Allen Interiors, Inc. and Harman International Industries, Inc.

(c) Represents beneficial interests in shares of the Company's Common Stock, Class B Stock, and Series I, II and III Preferred Stock. Information is as of the record date.

(d) Skadden, Arps, Slate, Meagher & Flom LLP, a law firm for which Mr. Kaplan serves of counsel, has provided certain legal services to the Company in 2001 and 2002.

(e) Mr. Barnett owns 200 shares of Common Stock. Mr. Kaplan owns 1,100 shares of each of Common Stock and Class B Stock.

(f) Represents less than 1.0% of the votes entitled to be cast.

(g) Mr. Meyer beneficially owns 104,684 shares of Common Stock and 110,053 shares of Class B Stock, as to which he, as the Voting Trustee under the Voting Trust Agreement (as hereinafter defined), exercises voting power, and 20,000 shares of the Series I Preferred Stock, and 5,000 shares of each of the Series II and of the Series III Preferred Stock, representing approximately 9.8%, 52.4%, 100%, 100% and 100% of each class, respectively. Also includes shares held pursuant to the Voting Trust Agreement, as to which Mr. Meyer, as the Voting Trustee, exercises voting power, and shares of Common Stock and Class B Stock held in the Company's Employee Stock Ownership Plan as to which Mr. Meyer exercises shared voting power by virtue of his membership on the committee charged with its administration. Also includes shares of Common Stock (2.4%) and Class B Stock (12.2%) issuable upon conversion of the Company's 8 1/2% Convertible Subordinated Debentures owned by Mr. Meyer after giving effect to the assumed conversion thereof and shares of Common Stock (8.5%) issuable upon exercise of currently exercisable stock options owned by Mr. Meyer and shares of Common Stock issuable upon exercise of stock options which are exercisable by beneficiaries under the Voting Trust Agreement after giving effect to the assumed exercise thereof. Does not include shares of Common Stock issuable to beneficiaries under the Voting Trust
     Agreement upon exercise of options which are not currently exercisable.

(h) Mr. Kaplan has been elected by the holder of the Series I Preferred Stock and serves until the election of his successor.

(i) Mr. Shapiro was appointed a director by the Board earlier this year for the term expiring at this annual meeting, and nominated for election by stockholders.

     The Board of Directors has no reason to believe Mr. Shapiro will for any reason be unable to serve as a director. If, however, Mr. Shapiro becomes unavailable to serve for any reason, it is the intention of the persons named in the enclosed form of proxy, unless otherwise instructed by stockholders, to vote such proxy for the election of such other person as the Board of Directors may in its discretion recommend.

     Directors who are not employees of the Company receive a fee of $4,500 per quarter and a fee of $4,000 for each meeting of the Board attended. Directors who are also employees receive no remuneration for serving on the Board. Under an agreement with the Company, Mr. Kaplan has elected to have payment of his director's fees deferred until he retires from the Board. The Company will match, at the request of a Director, on an annual basis up to $10,000 in charitable contributions made by each non-employee Director; Mr. Barnett has elected not to avail himself of this benefit. During 2001, the Board met five times. Each director attended all of the meetings of the Board.

     The Audit Committee, which is comprised of Messrs. Barnett, Kaplan and Shapiro, reviews the services of the Company's independent auditors, the preparation of the Company's financial statements and the maintenance of internal controls by the Company. During 2001 the Audit Committee met six times. Each member of the Committee attended all of the meetings. Each member of the Audit Committee is independent as defined in the Nasdaq listing standards. The Audit Committee operates pursuant to the Charter of the Audit Committee adopted by the Board on June 12, 2000. Messrs. Barnett, Kaplan and Shapiro comprise the Company's Compensation Committee, which is charged with overseeing matters relating to senior executive compensation. The Company does not have a standing nominating committee. Members of the Audit Committee and the Compensation Committee receive $1,000 for attendance at each meeting of each such committee which does not fall on the same day as a meeting of the Board.

                             AUDIT COMMITTEE REPORT

     With respect to the year ended December 31, 2001, the Audit Committee of the Board of Directors has done the following:

     - Reviewed and discussed the audited financial statements with management;

     - Discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61; and

     - Received the written disclosure and the letter from Ernst & Young LLP required by Independence Standard No. 1 and has discussed with Ernst & Young LLP that firm's independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                          VICTOR J. BARNETT
                                          MARK N. KAPLAN
                                          DANIEL S. SHAPIRO

                           REMUNERATION OF MANAGEMENT

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of its Chief Executive Officer and each of the four other most highly compensated executive officers of the Company with respect to the three most recently completed fiscal years of the Company, except as indicated below:

                                                               LONG-TERM COMPENSATION
                                    ANNUAL COMPENSATION        -----------------------
                                ----------------------------     REST.        STOCK      ALL OTHER
NAME AND POSITION               YEAR   SALARY(2)    BONUS(2)   STOCK($)    OPTIONS(#)     COMP.(1)
-----------------               ----   ----------   --------   ---------   -----------   ----------
Edward H. Meyer...............  2001   $3,300,000   $225,000        -0-         -0-      $   72,999
  Chairman, President and       2000    2,900,000    450,000        -0-         -0-       1,314,756
  Chief Executive Officer       1999    2,900,000    250,000        -0-         -0-         912,520
Robert L. Berenson............  2001   $  625,000   $    -0-        -0-         -0-      $   20,263
  Vice Chairman,                2000      625,000    170,000        -0-         -0-         292,080
  General Manager               1999      625,000    170,000        -0-         -0-         280,659
Steven G. Felsher.............  2001   $  600,000   $125,000   $183,450(3)      300      $    5,035
  Vice Chairman,                2000      600,000    250,000    899,250       1,500         261,735
  Chief Financial Officer,      1999      425,000    200,000        -0-         -0-         210,884
  Secretary and Treasurer
Stephen A. Novick.............  2001   $  825,000   $125,000        -0-         -0-      $   12,970
  Vice Chairman,                2000      825,000    100,000        -0-         -0-         217,096
  Chief Creative Officer        1999      825,000    100,000        -0-         -0-         205,412
John Shannon..................  2001   $  566,973   $    -0-        -0-         -0-      $  101,527
  President,                    2000      555,249    151,500        -0-         -0-          47,156
  Grey-International            1999      600,730    165,320        -0-         -0-          61,741

---------------
(1) All Other Compensation in 2001 includes: (i) amount shown for Mr. Shannon represents deferred compensation pursuant to a subsidiary-sponsored program for United Kingdom executives; (ii) respective insurance premium expense coverage or reimbursement of $72,999, $20,263, $5,035 and $12,970 in 2001,
    for Messrs. Meyer, Berenson, Felsher and Novick.

(2) Includes amounts paid into a deferred compensation trust on Mr. Meyer's behalf. (See "Certain Relationships and Related Transactions.")

(3) Grant of 300 shares of restricted stock pursuant to the Company's 1994 Stock Incentive Plan which restricted shares vest at a rate of one-third per year beginning on July 21, 2004.

AGGREGATE OPTIONS EXERCISED IN 2001 AND STOCK OPTION VALUES AS AT DECEMBER 31, 2001(1)

                                                                      NUMBER OF             VALUE OF UNEXERCISED
                                   SHARES                        UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                  ACQUIRED        VALUE         AT DECEMBER 31, 2001        AT DECEMBER 31, 2001
NAME                             ON EXERCISE   REALIZED(2)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                             -----------   ------------   -------------------------   -------------------------
Edward H. Meyer................      --             --             90,000/0                   $39,392,500/0
Robert L. Berenson.............      --             --           3,334/1,666                $1,727,845/863,405
Steven G. Felsher..............      --             --           1,999/3,501               $1,007,177/1,267,573
Stephen A. Novick..............      --             --           2,334/1,166                $1,209,595/604,280
John Shannon...................      --             --           1,334/1,166                 $691,345/512,280

---------------
(1) All options relate to shares of Common Stock.

(2) "Value Realized" represents the market price of the Common Stock on the date of exercise less the exercise price paid.

OPTION GRANTS IN THE LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                                                 % OF TOTAL
                         NUMBER OF SHARES      OPTIONS GRANTED     EXERCISE
                        UNDERLYING OPTIONS      TO EMPLOYEES         PRICE                      GRANT DATE
NAME                        GRANTED(1)             IN 2001         ($/SHARE)    EXP. DATE    PRESENT VALUE(2)
----                    ------------------    -----------------    ---------    ---------    -----------------
Steven G. Felsher.....          300                 37.5%           $608.00      7/21/11         $ 94,578

---------------
(1) Options granted to acquire Common Stock at market price on the date of grant under the Company's 1994 Stock Incentive Plan. The options are exercisable at a rate of one-third per year beginning on the initial exercise date, July 21, 2004.

(2) Amounts based on the modified Black-Scholes option prices model with the following assumptions: exercise price equal to fair market value on the date of grant, ten year option term, interest rate of 4.65% and a dividend rate of .66%. There is no assurance that value realized by an optionee will be at or near the value estimated by this pricing model. Should the stock price not rise above the option price, the optionee will realize no gain.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of Victor J. Barnett, Mark N. Kaplan and Daniel S. Shapiro. The Committee is responsible for the establishment of the goals of the Company's compensation practices and the implementation of compensation programs that further these goals. It reviews regularly the development of the Company's operations, its revenue and profit performance, its prospects for growth, the general trends in the advertising agency industry and the particular needs of the Company.

     The Committee reviews and approves general allocations under several long-term deferred and current compensation programs. These programs, which utilize both cash and stock awards, are designed to foster the retention of key management personnel and a strong commitment by the Company's senior executives to the interests of the Company's stockholders, clients and business, by rewarding excellent performance with current compensation, enhancing motivation for profit performance and encouraging a strong community of interests with the Company's stockholders through share awards.

     These are particularly important, and not readily subject to a short-term formula approach, in the advertising industry where compensation is heavily negotiated and where there is great demand for talented people, thus resulting in a high potential for executive turnover. The Committee believes that the programs adopted by the Company have been helpful in retaining and motivating its executive officers who average more than 20 years of service with the Company. This stability, which is not prevalent in the advertising agency business more generally, has, in the judgment of the Committee, been important in enabling the Company to achieve strong performance of its share price over the last 20 years. Over such 20-year period, and as through the record date, the Company's stock price has had an annual compounded return, exclusive of dividends, of approximately 16 1/2%.

     The Company's executive officers, as disclosed in this proxy statement, own a substantial interest in the Company's stock, a significant portion of which was acquired over many years through a number of the Company's stock programs. This indicates the importance which the Company places on management having the same interests as stockholders generally.

     A significant portion of the executives' total compensation has traditionally been provided through payment of discretionary annual bonuses and through allocations under the Company's 1998 Senior Management Incentive Plan (the "1998 SMIP") which are intended to create incentives to improve growth and profitability. In granting annual bonuses, the Committee considers the results of operations of the Company, the executives' relative contribution to the Company's overall success, the need for executives to believe they are compensated competitively, the need for bonuses to be scaled to reflect seniority and contribution, and other relevant factors. Consistent with the Company's performance in 2001, which was reflective of overall economic weakness and its impact on the Company's business, cash and stock compensation were generally maintained at or below prior period levels through the reduction of annual bonuses, limited or no increases in salaries and the elimination of an allocation under the 1998 SMIP attributable to 2001.

     The Company and its industry faced a number of challenges during 2001, including weakened economic conditions exacerbated by the events of September 11 and the global technology downturn, resulting in the reduction in client spending and the closure, downsizing or disposal of a number of business units. As a result, the Company reported a net loss in 2001. Mr. Meyer's bonus for 2001 was $225,000, a decrease of $225,000 from his bonus for 2000 which the Committee believed was an appropriate reduction consistent with the decline in the Company's performance for the year. In determining the bonus to Mr. Meyer, the Committee recognized that Mr. Meyer continues to have strong relationships with key clients of the Company, plays an important leadership role in the Company and that Mr. Meyer undertook positive steps to return the Company to better levels of performance. In determining Mr. Meyer's compensation elements, the Committee considered the performance of the Company and the compensation of other chief executive officers generally, as such data is publicly available and set forth in various compilations. The Committee further considered that Mr. Meyer has been employed by the Company since 1956 and has served as the Chief Executive Officer since 1971. The Committee also considered Mr. Meyer's long-term contributions in creating value for the Company and its stockholders by establishing and maintaining many significant client relationships, and by overseeing the Company's expansion into new disciplines and parts of the world.

     Under the 1998 SMIP, as approved by the Company's stockholders, participants are credited with compensation in an aggregate amount equal to 12% of the Company's pre-tax operating earnings for each year from 1998 through 2002. Neither Mr. Meyer nor any other participant in the 1998 SMIP received an allocation under SMIP with respect to 2001.

     The income laws deny tax deductions to publicly-held corporations for annual compensation paid to certain executive officers in excess of $1,000,000, subject to certain exceptions. The Committee believes the Company should take appropriate steps to be in a position to preserve the tax deductibility of compensation payments, to the extent such steps are consistent with providing competitive compensation to its executives and the Company otherwise satisfies the requirements of the tax law. Thus, to satisfy the requirements of the tax law, the Committee submitted to, and secured the approval of, the stockholders at the 1994 annual meeting of stockholders, the Company's stock compensation and incentive plans designed to comply with such tax laws. In addition, and for the same purpose, as discussed below, the Company has entered into arrangements with Mr. Meyer to ensure continued compliance in the future.

                                          VICTOR J. BARNETT
                                          MARK N. KAPLAN
                                          DANIEL S. SHAPIRO

SENIOR EXECUTIVE OFFICER POST-EMPLOYMENT COMPENSATION PLAN; PENSION ARRANGEMENTS

     The Senior Executive Officer Post-Employment Compensation Plan provides that certain qualified officers of the Company and its subsidiaries will be entitled upon retirement at or after the age of 60 to a lifetime supplemental pension of a maximum of $60,000 per year depending, in part, upon the date of retirement. Persons who are executive vice presidents of the Company, or more senior, or are designated senior executive officers of certain of the Company's subsidiaries, and who have met certain age and length of service requirements, and have been designated by the Board of Directors of the Company, are participants under the plan. In addition, a surviving spouse of a recipient of a pension under the plan is entitled to an annual pension equal to a maximum of $30,000, depending, in part, upon the date of retirement of the deceased participant, for the shorter of such spouse's life and 20 years. Each of the named executives (other than Mr. Shannon) were participants under the plan. In addition, the Company has certain understandings whereby certain additional pension amounts may be paid to Messrs. Berenson, Felsher and Novick. Furthermore, the Company has agreed to make certain payments ("pension deposits") to a rabbi trust established with the

United States Trust Company of New York which would be used to fund a pension obligation to be payable to Mr. Meyer over the eleven year period following the normal expiration of his current employment agreement ("pension period"). Annual pension deposits of $360,000 are to be made through 2004 contingent on Mr. Meyer's continued employment. The amount of the pension to be paid to Mr. Meyer will be dependent on, and be limited to, the funds in the rabbi trust during the pension period. In addition, upon termination of Mr. Meyer's employment prior to the commencement of the pension period or upon his death, any undistributed funds in the rabbi trust would be paid to Mr. Meyer or his estate, as the case may be, in satisfaction of any future obligations with respect to this pension.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1996, pursuant to an earlier employment arrangement with Mr. Berenson, the Company loaned Mr. Berenson $700,000, $200,000 of which was forgiven by the Company in early 2002, and $500,000 of which is forgivable by the Company dependent on Mr. Berenson's continued employment through 2004. In addition, in 1999 the Company agreed with Mr. Berenson that upon a change in control of the Company and the involuntary termination of Mr. Berenson's employment or material diminution of his status resulting in him terminating his employment, he shall be entitled to continued salary for one year following such event and the immediate vesting of all of his currently-held theretofore unvested stock options and allocations under SMIP, and the forgiveness of his outstanding loans detailed above.

     The Company has an employment agreement with Mr. Felsher providing for his continued employment with the Company through July 21, 2005. The agreement also provides for an annual salary of $600,000 for Mr. Felsher's services, and for the annual grant of 300 shares of restricted stock and options to acquire 300 shares of Company stock at the then pertaining market value. In addition, in the event Mr. Felsher's employment is terminated without cause or good reason he shall be entitled to a payment equal to the greater of his principal annual aggregate compensation multiplied by 1.4, and the amounts which would have been paid during the then remainder of his agreement. In such event, as well, all of Mr. Felsher's unvested benefits under Company plans will vest.

     The Company has an employment agreement with Mr. Meyer, which provides for Mr. Meyer's employment with the Company through December 31, 2004. The agreement also provides for a minimum annual salary of $3,300,000 for Mr. Meyer's services as Chief Executive Officer. If the Company terminates Mr. Meyer's full-time employment as Chief Executive Officer without cause (as defined in the agreement), or if Mr. Meyer effects such termination due to a change of control of the Company or other good reason specified in the agreement, Mr. Meyer will receive $3,000,000 in consideration of his employment. The agreement further provides that the Company will defray premiums on life insurance policies on Mr. Meyer's life payable to a beneficiary designated by him; the Company paid $35,628 in premiums in respect of these policies in 2001. The employment agreement also provides that Mr. Meyer may, for a period subsequent to his termination of full-time employment as Chief Executive Officer, provide the Company with consulting services for compensation at the rate of $10,000 per month. If the Company terminates Mr. Meyer's full-time employment as Chief Executive Officer without cause, or if Mr. Meyer effects such termination due to a change in control of the Company or for other good reason, Mr. Meyer will receive a lump sum payment equal to his then current aggregate remuneration multiplied by the greater of the number of years remaining in the term of the employment agreement and the number three. In such event, Mr. Meyer will also have an option to sell to the Company each share of the Common Stock and the Class B Stock which he then owns at the per share market value of the Common Stock. Mr. Meyer's agreement also provides that, (subject to reduction or suspension in the event Mr. Meyer becomes disabled or is in breach of his agreement) following his termination of employment, the Company will, among other things, provide Mr. Meyer for the remainder of his life, with an office and related office staff and facilities and, for a period of five years, the continued use of a car and driver. The Company has also agreed to reimburse Mr. Meyer for certain business expenses incurred by him during the five year period following termination of his employment of up to $100,000 per year, with such amount being adjusted for increases in the consumer price index until the date of termination of his employment. During such five year period, Mr. Meyer has also been charged with the responsibility of overseeing a certain portion of the Company's charitable contributions and, thus, will see to the contribution to charities of $100,000 per year of the Company's funds.

     Mr. Meyer's employment agreement also provides for the deferral of certain compensation otherwise payable to him and the payment of such deferred compensation into a trust, commonly referred to as a rabbi trust, established with United States Trust Company of New York. The purpose of the trust arrangement is to enhance the Company's ability to deduct compensation paid to Mr. Meyer without the application of Section 162(m) of the Internal Revenue Code ("Section") at such times as the monies are paid to Mr. Meyer from the trust. The Section, under certain circumstances, denies a tax deduction to an employer for certain compensation expenses in excess of $1,000,000 per year paid by a publicly-held corporation to certain of its executives. For 2001, all W-2 compensation attributable to Mr. Meyer in excess of $1,000,000 was deferred and paid into the trust. In 2002 and subsequent years, such compensation as shall be timely elected by Mr. Meyer shall be deferred and paid into the trust provided that no such election or failure to elect shall cause any compensation paid to Mr. Meyer to be non-deductible by reason of the Section. Amounts deferred and paid into the trust shall be paid to Mr. Meyer or to his estate, as the case may be, upon the expiration of Mr. Meyer's employment agreement, or the termination of his employment by reason of death or disability. For the purpose of the presentation of Mr. Meyer's compensation in the Summary Compensation Table hereinabove provided, the amounts deferred and paid into the trust are deemed having been paid to Mr. Meyer.

     In 1983, the Company sold and issued $3,025,000 principal amount of its 8 1/2% Convertible Subordinated Debentures, due December 10, 2003, to Mr. Meyer in consideration of a purchase price of equal amount, of which $25,000 was paid in cash and the remainder by delivery of Mr. Meyer's long-term 9% full recourse promissory note in the principal amount of $3,000,000, due December 31, 2004. The Debentures are convertible at any time into one share of Common Stock and one share of Class B Stock, at a current conversion price of $118.33, subject to adjustment upon the occurrence of certain events. During 1992, Mr. Meyer exercised certain stock options which had been granted to him in 1984, and, in connection therewith pursuant to the stock option agreement, issued to the Company his promissory note in the amount of $3,169,690, representing the exercise price in excess of the par value of the shares issued on exercise, which amount was paid in cash, and his promissory note in the amount of $2,339,998, representing the amount of tax required to be withheld in connection with such option exercise (collectively the "Stock Option Notes"). In November 2001, the Company, extended the maturity dates of the Stock Option Notes, which had originally been scheduled to mature in December 2001, by having Mr. Meyer deliver replacement promissory notes ("Replacement Notes") which mature in December 2006. The interest rate pertaining to both the Stock Option Notes and the Replacement Notes is the Applicable Federal Rate set by the Internal Revenue Service on the date of issue, and is 6.06% and 3.93% respectively. Mr. Meyer is also indebted to the Company in the aggregate amount of $762,950 pursuant to long-term 9%, full recourse promissory notes delivered to the Company in connection with Mr. Meyer's purchase of shares of Series I Preferred Stock, Series II Preferred Stock and Series III Preferred Stock (collectively, the "Preferred Stock"). The redemption date of the

Preferred Stock is fixed at April 7, 2004. The terms of the Preferred Stock also give Mr. Meyer or his estate, as the case may be, the option to require the Company to redeem his Preferred Stock for a period of 12 months following his
(i) death, (ii) permanent disability or permanent mental disability, (iii) termination of full-time employment for good reason or (iv) termination of full-time employment by the Company without cause.

     If Mr. Meyer had been terminated effective December 31, 2001 under circumstances which would have resulted in payment of the special severance detailed in the foregoing description of his agreement, the amount then payable to him would have been $21,315,000. Other than pursuant to the loans described above in connection with Mr. Meyer's securities and Mr. Berenson's arrangements, no executive named above is indebted to the Company for more than $60,000. Certain key employees of the Company, including the named executives (other than Mr. Shannon) and certain members of their immediate families ("Beneficiaries"), have entered into the Voting Trust Agreement, as amended in 1987 and 1994, pursuant to which the Beneficiaries have deposited the shares of Common Stock and Class B Stock owned by them into a voting trust. The Beneficiaries have also agreed to deposit into the voting trust shares of Common Stock or Class B Stock hereafter acquired by them. The trust was extended in 1994 and will continue until 2004. Mr. Meyer has been designated the sole Voting Trustee. Beneficiaries retain the sole authority to receive dividends and, in general, to dispose of their shares held in the voting trust. The Company has entered into indemnification agreements with each of the members of the Board of Directors providing, generally, for the fullest indemnification permitted by law.

                               PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN FOR THE COMPANY, THE S&P 500 INDEX AND FIVE OTHER PUBLICLY-TRADED ADVERTISING AGENCIES
[PERFORMANCE GRAPH]

                                                 GREY GLOBAL GROUP INC.           S&P 500 INDEX                PEER GROUP
                                                 ----------------------           -------------                ----------
Dec 96                                                   100.00                      100.00                      100.00
Dec 97                                                   130.79                      133.36                      160.78
Dec 98                                                   146.73                      171.48                      231.69
Dec 99                                                   163.12                      207.56                      449.80
Dec 00                                                   267.26                      188.66                      353.50
Dec 01                                                   275.82                      166.24                      308.89

     The Company's peer group is comprised of the Interpublic Group of Companies, Inc., Omnicom Group Inc., True North Communications, Inc. for 1997 through 2000, WPP Group, plc, Cordiant plc for 1996, beginning in 1997 Cordiant Communications Group, Saatchi & Saatchi plc for 1998 and 1999, and Young & Rubicam Inc. for 1999. The graph assumes the initial investment of $100 on December 31, 1995 and the reinvestment of dividends thereafter.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected its present auditors, the firm of Ernst & Young LLP, as independent auditors to examine and report on the financial statements of the Company for the year ending December 31, 2002 on the recommendation of the Audit Committee. A representative of Ernst & Young LLP is expected to be present at the meeting to make such statements as they deem appropriate and to respond to appropriate stockholder questions. The Board has determined that, although not required, it would be desirable to request from the stockholders an expression as to whether they concur in the foregoing selection. The Board recommends that stockholders vote to ratify such selection. If the holders of a majority of the votes represented at the meeting do not ratify the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board. Abstentions will have the same effect as a negative vote, while broker non-votes will be disregarded and have no effect.

The Board of Directors unanimously recommends a vote "FOR" this proposal.

     The following table summarizes the aggregate fees billed by Ernst & Young LLP for services rendered for the year ended December 31, 2001:

Audit fees..................................................   $2,135,900
Financial Information Systems design and implementation
  fees......................................................          -0-
All other fees..............................................    2,606,215
                                                               ----------
          Total.............................................   $4,742,114
                                                               ==========

     The amount shown for Audit fees includes fees for professional services rendered for the audit by Ernst & Young, LLP of Company's annual financial statements for 2001 and the reviews by Ernst & Young LLP of the Company's financial statements included in its Quarterly Reports on Form 10-Q during 2001.

     The Audit Committee has considered whether the provision of information technology and non-audit services are compatible with maintaining the independence of Ernst & Young LLP.

                             STOCKHOLDER PROPOSALS

     Under Rule 14a-8 of the Exchange Act, any stockholder of the Company who intends to present a proposal at the 2003 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for such meeting must submit the proposal in writing to the Secretary of the Company, at the principal executive offices of the Company. The proposal must be received no later than March 1, 2003.

     Rule 14a-4(c)(1) of the Exchange Act governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the Company's proxy statement. Rule 14a-4(c)(1) provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the first anniversary date of the date of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

     With respect to the Company's Annual Meeting of Stockholders to be held in 2003, if the Company is not provided with notice of a stockholder proposal, which proposal has not been submitted for inclusion in the Company's proxy statement, by June 3, 2003, the Company will be permitted to use its voting authority as described above.

                            SOLICITATION OF PROXIES

     The solicitation of proxies will be conducted primarily by mail. Employees of the Company, however, may solicit proxies by telephone, other means of communication or personal contact, but at no additional compensation.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may be brought before the meeting. If other matters not known come before the meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their best judgment.

                                          Steven G. Felsher
                                          Secretary

August 29, 2002

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             GREY GLOBAL GROUP INC.

                                  COMMON STOCK

                               SEPTEMBER 20, 2002

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

                               FOR        WITHHELD FROM
PROPOSAL NO. 1.               [   ]         [   ]
The election of Daniel S. Shapiro, as Director, to hold office until the Annual
Meeting to be held in 2005 or until the election of his successor.

                               FOR      AGAINST         ABSTAIN
PROPOSAL NO. 2.               [   ]      [   ]           [   ]
A proposal to ratify the selection of Ernst & Young LLP as independent auditors for the
Company for 2002.

PROPOSAL NO. 3.
The transaction of such other business as may properly come before the meeting, and at any and all adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of the Meeting and Proxy Statement dated August 29, 2002.

Signature(s)__________________________________(L.S.) Dated:___________, 2002 NOTE:
Stockholder(s) should sign exactly as name appears above.

                             GREY GLOBAL GROUP INC.
                                  COMMON STOCK
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 20, 2002

The undersigned stockholder(s) of Grey Global Group Inc. ("Company") hereby appoint(s) Edward H. Meyer and Steven G. Felsher, and each of them, the true and lawful proxies, agents and attorneys of the undersigned each with full power to act without the other and with full power of substitution and revocation, to represent and act for the undersigned, in the name, place and stead of the undersigned, and to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's Atlanta, Georgia office, 1545 Peachtree Street, Atlanta, Georgia, on September 20, 2002, at 8:00 A.M., local time, and at any and all adjournments thereof, on the matters set forth on the other side of this proxy.

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREIN, BUT WHERE SPECIFICATIONS ARE NOT INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR AND IN FAVOR OF THE PROPOSAL REFERRED TO IN ITEM 2. IF OTHER MATTERS NOT KNOWN COME BEFORE THE MEETING THE PERSONS NAMED HEREIN OR THEIR SUBSTITUTES WILL VOTE SUCH SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID PROXIES, AGENTS AND ATTORNEYS, OR EITHER OF THEM, OR THEIR SUBSTITUTES, LAWFULLY MAY DO AT THE MEETING AND HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING OR ANY AND ALL ADJOURNMENTS THEREOF.

IF ONLY ONE OF SAID PROXIES, OR HIS SUBSTITUTE, BE PRESENT AND VOTE AT SAID MEETING, OR AT ANY OR ALL ADJOURNMENTS THEREOF, SUCH PERSON SHALL HAVE AND MAY EXERCISE ALL POWERS HEREBY GRANTED.

                           (CONTINUED ON REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             GREY GLOBAL GROUP INC.

                            LIMITED DURATION CLASS B
                                  COMMON STOCK

                               SEPTEMBER 20, 2002

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

                               FOR        WITHHELD FROM
PROPOSAL NO. 1.               [   ]         [   ]
The election of Daniel S. Shapiro, as Director, to hold office until the Annual
Meeting to be held in 2005 or until the election of his successor.

                               FOR      AGAINST         ABSTAIN
PROPOSAL NO. 2.               [   ]      [   ]           [   ]
A proposal to ratify the selection of Ernst & Young LLP as independent auditors for the
Company for 2002.

PROPOSAL NO. 3.
The transaction of such other business as may properly come before the meeting, and at any and all adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of the Meeting and Proxy Statement dated August 29, 2002.

Signature(s)__________________________________(L.S.) Dated:___________, 2002 NOTE:
Stockholder(s) should sign exactly as name appears above.

                             GREY GLOBAL GROUP INC.
                            LIMITED DURATION CLASS B
                                  COMMON STOCK
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
        ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 20, 2002.

The undersigned stockholder(s) of Grey Global Group Inc. ("Company") hereby appoint(s) Edward H. Meyer and Steven G. Felsher, and each of them, the true and lawful proxies, agents and attorneys of the undersigned each with full power to act without the other and with full power of substitution and revocation, to represent and act for the undersigned, in the name, place and stead of the undersigned, and to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's Atlanta, Georgia office, 1545 Peachtree Street, Atlanta, Georgia, on September 20, 2002, at 8:00 A.M., local time, and at any and all adjournments thereof, on the matters set forth on the other side of this proxy.

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREIN, BUT WHERE SPECIFICATIONS ARE NOT INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR AND IN FAVOR OF THE PROPOSAL REFERRED TO IN ITEM 2. IF OTHER MATTERS NOT KNOWN COME BEFORE THE MEETING THE PERSONS NAMED HEREIN OR THEIR SUBSTITUTES WILL VOTE SUCH SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID PROXIES, AGENTS AND ATTORNEYS, OR EITHER OF THEM, OR THEIR SUBSTITUTES, LAWFULLY MAY DO AT THE MEETING AND HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING OR ANY AND ALL ADJOURNMENTS THEREOF.

IF ONLY ONE OF SAID PROXIES, OR HIS SUBSTITUTE, BE PRESENT AND VOTE AT SAID MEETING, OR AT ANY OR ALL ADJOURNMENTS THEREOF, SUCH PERSON SHALL HAVE AND MAY EXERCISE ALL POWERS HEREBY GRANTED.

                           (CONTINUED ON REVERSE SIDE)